EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2020 Fourth Quarter Results

STAMFORD, Conn., Dec. 07, 2020 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for the fiscal 2020 fourth quarter and year ended September 30, 2020.

Three Months Ended September 30, 2020 Compared to the Three Months Ended September 30, 2019
For the fiscal 2020 fourth quarter, Star reported a 22.3 percent decrease in total revenue to $183.3 million compared with $235.9 million in the prior-year period, reflecting a decline in selling prices in response to lower wholesale product costs and a decrease in total volume sold.

The volume of home heating oil and propane sold during the fiscal 2020 fourth quarter decreased by 2.9 million gallons, or 13.2 percent, to 19.0 million gallons due to net customer attrition, summertime staffing levels, the timing of certain non winter deliveries and other factors. The volume of other petroleum products sold decreased by 4.6 million gallons, or 10.4 percent, to 39.6 million gallons due to a decline in motor fuel sales, reflecting the impact of COVID-19 on overall economic activity, and the loss of certain accounts.

Star’s net loss declined by $3.7 million in the quarter, to $30.2 million, due to a $1.6 million decrease in the Company’s Adjusted EBITDA loss (a non-GAAP measure defined below) and a $5.1 million favorable non-cash change in the fair value of derivative instruments. The positive impact from these factors was partially offset by a non-cash charge of $5.7 million relating to the sale of certain non-strategic assets, completed in October 2020.

The fourth quarter Adjusted EBITDA loss decreased by $1.6 million, to $27.3 million, due to an increase in home heating oil and propane margins, a $1.5 million improvement in net service and installation profitability, and $3.7 million lower operating expenses, partially offset by the impact from lower volumes sold.

“I’m pleased to announce that, in the face of many economic uncertainties this year, Star Group finished fiscal 2020 with solid performance, well positioned for the future,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “For the full year, Adjusted EBITDA rose 37 percent, to $130.3 million, reflecting $46.4 million of lower operating expenses in the base business, higher heating oil and propane margins, and increased service profitability. These results – in the middle of an ongoing pandemic – clearly demonstrate the value of our services and excellent, dedicated staff. I appreciate everything that’s gone into Star’s performance these past four quarters, which includes a significant reduction in net customer attrition from the prior year’s higher levels. With everything we’ve done to improve service and streamline the business, I feel confident the Company is prepared and can react appropriately to any new challenges as we begin fiscal 2021.”

Fiscal Year Ended September 30, 2020 Compared to Fiscal Year Ended September 30, 2019
Star reported a 16.3 percent decrease in total revenue to $1.5 billion for fiscal 2020 compared with revenue of $1.8 billion in the prior-year period, largely due to lower average selling prices in response to a decline in wholesale product costs and a 9.3 percent decrease in total volume sold.

The volume of home heating oil and propane sold decreased by 31.9 million gallons, or 9.2 percent, to 313.6 million gallons, as the impact from acquisitions was more than offset by warmer weather, net customer attrition, and other factors. Temperatures in Star's geographic areas of operation were 6.0 percent warmer than during the prior-year period and 10.2 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration. The volume of other petroleum products sold decreased by 15.6 million gallons, or 9.3 percent, to 151.8 million gallons, as the additional volume provided by acquisitions of 9.2 million gallons was more than offset by lower wholesale sales (due to warmer weather) and a reduction in motor fuel sales reflecting, in part, the impact of COVID-19 on economic activity, and the loss of certain accounts.

Net income increased by $38.3 million, to $55.9 million, due to an increase in Adjusted EBITDA of $35.0 million and a favorable non-cash change in the fair value of derivative instruments of $22.4 million.

Adjusted EBITDA increased by $35.0 million, or 36.7 percent, to $130.3 million. Recent acquisitions provided $9.3 million of Adjusted EBITDA, while Adjusted EBITDA in the base business increased by $25.7 million. In the base business, the impact of 6.6 cents higher per gallon home heating oil and propane margins, $46.4 million lower operating expenses (reflecting reduced volumes and various streamlining initiatives), a $12.2 million favorable change in the impact from the Company’s weather hedge, and a $5.3 million improvement in net service and installation profitability more than offset the impact from a decrease in volume of home heating oil and propane sold and the decline in Star’s motor fuel business. With regard to the Company’s weather hedge, warmer temperatures during the fiscal 2020 winter hedge period (November through March) resulted in fewer degree days and, per the terms of Star’s weather hedge contracts, the collection of $10.1 million. By contrast, the third quarter of fiscal 2020 was colder than normal and resulted in the Company selling more volume than anticipated. If the additional degree days in the third quarter had occurred during the winter hedge period, the payout would have been less than $2.0 million.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, multiemployer pension plan withdrawal charge, other income (loss), net, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, December 8, 2020. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 877-327-7688 (or 412-317-5112 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Company provides plumbing services, primarily to its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast, Central and Southeast U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the severity and duration of the novel coronavirus, or COVID-19, pandemic, the pandemic’s impact on the U.S. and global economies, the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic, the effect of weather conditions on our financial performance; the price and supply of the products that we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future governmental regulations, including climate change, environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; potential cyber-attacks; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2020. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q, the Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Currently, one of the most significant factors, however, is the potential adverse effect of the pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its customers and counterparties and the global economy and financial markets. The extent to which COVID-19 impacts us and our customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2020	2019
(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$56,911	$4,899
Receivables, net of allowance of $6,121 and $8,378, respectively	83,594	120,245
Inventories	50,256	64,788
Prepaid expenses and other current assets	29,554	36,898
Assets held for sale	6,030	--
Total current assets	226,345	226,830
Property and equipment, net	93,495	98,239
Operating lease right-of-use assets	99,776	--
Goodwill	240,327	244,574
Intangibles, net	90,293	107,688
Restricted cash	250	250
Captive insurance collateral	69,787	58,490
Deferred charges and other assets, net	18,343	16,635
Total assets	$838,616	$752,706
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
Accounts payable	30,827	$33,973
Liabilities held for sale	1,265	--
Revolving credit facility borrowings	--	24,000
Fair liability value of derivative instruments	11,437	8,262
Current maturities of long-term debt	13,000	9,000
Current portion of operating lease liabilities	19,139	--
Accrued expenses and other current liabilities	127,286	120,839
Unearned service contract revenue	58,430	61,213
Customer credit balances	83,471	68,270
Total current liabilities	344,855	325,557
Long-term debt	109,805	120,447
Long-term operating lease liabilities	85,908	--
Deferred tax liabilities, net	17,227	20,116
Other long-term liabilities	25,001	25,746
Partners' capital
Common unitholders	273,283	279,709
General partner	(2,506)	(1,968)
Accumulated other comprehensive loss, net of taxes	(14,957)	(16,901)
Total partners' capital	255,820	260,840
Total liabilities and partners' capital	$838,616	$752,706

STAR GROUP, L.P. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per unit data)	2020	2019	2020	2019
	(unaudited)	(unaudited)
Sales:
Product	$106,881	$159,281	$1,186,026	$1,466,045
Installations and services	76,414	76,606	281,432	287,827
Total sales	183,295	235,887	1,467,458	1,753,872
Cost and expenses:
Cost of product	72,427	121,639	738,714	998,559
Cost of installations and services	64,050	65,766	253,724	267,607
(Increase) decrease in the fair value of derivative instruments	781	5,845	2,755	25,113
Delivery and branch expenses	68,428	73,007	323,373	369,033
Depreciation and amortization expenses	8,037	9,073	34,623	32,901
General and administrative expenses	6,190	5,278	25,072	28,414
Finance charge income	(520)	(939)	(3,771)	(5,105)
Operating income (loss)	(36,098)	(43,782)	92,968	37,350
Interest expense, net	(1,959)	(2,487)	(9,702)	(11,164)
Amortization of debt issuance costs	(270)	(276)	(999)	(1,032)
Other income (loss), net	(5,724)	--	(5,724)	--
Income (loss) before income taxes	(44,051)	(46,545)	76,543	25,154
Income tax expense (benefit)	(13,852)	(12,640)	20,625	7,517
Net income (loss)	$(30,199)	$(33,905)	$55,918	$17,637
General Partner's interest in net income (loss)	(223)	(224)	377	95
Limited Partners' interest in net income (loss)	$(29,976)	$(33,681)	$55,541	$17,542

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(0.68)	$(0.69)	$1.22	$0.35
Dilutive impact of theoretical distribution of earnings	--	--	0.15	--
Basic and diluted income (loss) per Limited Partner Unit:	$(0.68)	$(0.69)	$1.07	$0.35

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	43,875	48,986	45,656	50,814

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Three Months Ended September 30,
(in thousands)	2020	2019
Net loss	$(30,199)	$(33,905)
Plus:
Income tax benefit	(13,852)	(12,640)
Amortization of debt issuance costs	270	276
Interest expense, net	1,959	2,487
Depreciation and amortization	8,037	9,073
EBITDA	(33,785)	(34,709)
(Increase) / decrease in the fair value of derivative instruments	781	5,845
Other loss (income), net	5,724	--
Adjusted EBITDA	(27,280)	(28,864)
Add / (subtract)
Income tax benefit	13,852	12,640
Interest expense, net	(1,959)	(2,487)
Provision for losses on accounts receivable	(1,115)	1,041
Decrease in accounts receivables	29,621	44,930
Increase in inventories	(6,547)	(8,264)
Increase in customer credit balances	33,312	29,792
Change in deferred taxes	(2,390)	6,080
Change in other operating assets and liabilities	(18,123)	(19,808)
Net cash provided by operating activities	$19,371	$35,060
Net cash used in investing activities	$(9,423)	$(1,588)
Net cash used in financing activities	$(19,755)	$(34,290)

Home heating oil and propane gallons sold	19,000	21,900
Other petroleum products	39,600	44,200
Total all products	58,600	66,100

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Twelve Months Ended September 30,
(in thousands)	2020	2019
Net income	$55,918	$17,637
Plus:
Income tax expense	20,625	7,517
Amortization of debt issuance costs	999	1,032
Interest expense, net	9,702	11,164
Depreciation and amortization	34,623	32,901
EBITDA	121,867	70,251
(Increase) / decrease in the fair value of derivative instruments	2,755	25,113
Other loss (income), net	5,724	--
Adjusted EBITDA	130,346	95,364
Add / (subtract)
Income tax expense	(20,625)	(7,517)
Interest expense, net	(9,702)	(11,164)
Provision for losses on accounts receivable	3,441	9,541
Decrease in accounts receivables	34,366	10,137
Decrease (increase) in inventories	14,588	(6,306)
Increase in customer credit balances	14,775	3,615
Change in deferred taxes	(3,544)	(5,126)
Change in other operating assets and liabilities	12,023	8,838
Net cash provided by operating activities	$175,668	$97,382
Net cash used in investing activities	$(28,141)	$(82,166)
Net cash used in financing activities	$(95,515)	$(24,848)

Home heating oil and propane gallons sold	313,600	345,500
Other petroleum products	151,800	167,400
Total all products	465,400	512,900

Source: Star Group, L.P.

CONTACT: Star Group, L.P. Investor Relations 203/328-7310	Chris Witty Darrow Associates 646/438-9385 or cwitty@darrowir.com